UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3522	PENNSYLVANIA ELECTRIC COMPANY	25-0718085
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2005, Pennsylvania Electric Company (Company) borrowed $100 million under a Term Loan Agreement, dated as of March 15, 2005 (Agreement), among the Company, Union Bank of California, N.A., as Administrative Agent, Lead Arranger and Lender (UBOC), and National City Bank as Arranger, Syndication Agent and Lender. The borrowing matures on December 30, 2005.

At the Company’s election from time to time, the borrowing will bear interest, in whole or in part, at (i) a Eurodollar rate determined by reference to LIBOR plus 1.0% per annum or (ii) a base rate equal the higher of (a) UBOC’s announced reference rate or (b) the federal funds rate plus 0.5% per annum. For an initial interest period of 1 month, the Company elected to have the full amount of the borrowing bear interest at a Eurodollar rate determined by reference to 1-month LIBOR plus 1.0% per annum. Subsequent Eurodollar rates may be determined by reference to LIBOR for interest periods of 1, 2 or 3 weeks or 1, 2, 3 or 6 months. Upon the occurrence and during the continuation of any Event of Default, the interest rate will be the applicable Eurodollar rate or base rate plus 2.0% interest per annum.

Upon notice to the lenders, the Company may prepay the outstanding principal amount of the borrowing, in whole or in part, without penalty, provided, that each partial prepayment shall be in the aggregate principal amount of $5 million or an integral multiple of $1 million in excess thereof.

The Agreement includes usual and customary covenants for credit agreements of this type, including covenants limiting the following: liens, mergers, substantial asset sales and alteration of the Company’s constituent documents. The Agreement also requires that the Company maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 and a fixed charge ratio of at least 2.0 to 1.0.

In the event of a default by the Company, the lenders may declare the amounts outstanding under the Agreement, including all accrued interest and unpaid fees, payable within two business days after demand therefor. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding become payable immediately.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 2.03 Financial Statements and Exhibits

The information set forth above in Item 1.01 regarding the Company’s entry into a $100 million term loan dated as of March 15, 2005, is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1
Term Loan Agreement, dated as of March 15, 2005, among the Company, Union Bank of California, N.A., as Administrative Agent, Lead Arranger and Lender, and National City Bank as Arranger, Syndication Agent and Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 17, 2005

PENNSYLVANIA ELECTRIC COMPANY
Registrant
/s/ Harvey L. Wagner
Harvey l. Wagner Vice President and Controller